June 28, 2010

Securities & exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary
Shares evidenced by
One (1) American
Depositary Receipt
representing One (1)
Ordinary Share of
      Rhodia  (Form F-6 File No.
333-146381)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in par value.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised par value for Rhodia from 12 EUR to 1 EUR.

The Prospectus has been revised to reflect the new name, and has been overstampted with:

 Effective June 4, 2010 the Companys par
value changed from 12 EUR to 1 EUR.



Please contact me with any questions or
comments at 212 815-2367

Lance Miller
The Bank of New York Mellon - ADR Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)









101 Barclay Street, New York NY 10286